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                                                                    EXHIBIT 23.5

                       CONSENT OF INTERSTATE/JOHNSON LANE

     We hereby consent to the use of our written opinion to the Board of Directors of First Federal Savings Bank of Brunswick, Georgia ("First Federal") attached as Appendix A to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of NationsBank Corporation with and into First Federal and to the references to such opinion and to us in such Proxy Statement/Prospectus.

                                         INTERSTATE/JOHNSON LANE CORPORATION


                                         By: Rick Steingraber
                                         Title: Senior Managing Director


March 6, 1997